
As filed with the Securities and Exchange Commission on August 27, 2002



Registration No. 333-92034


UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549


FORM SB-2 AMENDMENT #1


REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______INTEGRATED BRAND SOLUTIONS INC.______
(Exact name of registrant as specified in its charter)

NEVADA	8742	98-0371433
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)


INTEGRATED BRAND SOLUTIONS INC.
1030 W. Georgia Street, Suite 1208
Vancouver, B.C., Canada V6E 2Y3
(604) 662-7900___________________
(Address, Zip Code and Telephone Number of
Principal Executive Offices)

Garrett Sutton, Esq. Sutton Law Center 4745 Caughlin Parkway, Ste. 200 Reno, Nevada 89509 (775) 824-0300____________________ (Name, address and telephone number of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock:	1,000,000	$0.10	$100,000	$50

[1] Estimated solely for purposes of calculation the registration fee pursuant to Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

INTEGRATED BRAND SOLUTIONS INC.
SHARES OF COMMON STOCK
No Minimum - 1,000,000 Maximum

Prior to this offering, there has been no public market for the common stock.


We are offering up to a total of 1,000,000 shares of common stock. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the date of this prospectus and may be extended for an additional 90 days if we so choose to do so.


Johnny Michel, one of our officers and directors, will be the only person offering or selling our shares.

Investing in our common stock involves certain risks. See "Risk Factors" starting at page 6.
	Price Per Share	Aggregate Offering Price	Maximum Net Proceeds to Us
Common Stock	$0.10	$100,000	$85,000


There is no minimum number of shares that has to be sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table. If we do not raise $100,000 in this offering we may not be able to continue with our proposed operations and we may go out of business. If we go out of business, investors will lose their entire investment.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________, 2002.

TABLE OF CONTENTS



SUMMARY OF OUR OFFERING

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

Summary Information About Our Company


We are a start-up integrated marketing services company. We were incorporated on March 20, 2002. We have no assets or business operations to date. We have only just completed our business plan to offer integrated marketing services such as advertising design, advertisement placement strategies, advertising sales, branding services, website development, marketing plans, and tools to establish focus groups and media strategies to prospective clients. We believe that we can offer quality marketing strategies and services at competitive rates. We hope to become an important source for advertising and integrated marketing and branding services while assisting companies in describing their products or services.



We do not consider ourselves a blank-check company and we have no intention of entering into a business combination for the next twelve months.



There is currently no public trading market for our shares. Please see risk factor 16 below.


See the "Business" section for a more detailed description of our business.

On March 18, 2002 we issued a total of 2,500,000 shares of common stock to Johnny Michel and Joseph Nakhla, our officers and directors, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Our administrative office is located at 1030 W. Georgia St., Suite 1208, Vancouver, British Columbia, Canada V6E 2Y3, telephone (604) 662-7900 and our registered statutory office is located at Suite 880 - 50 West Liberty Street, Reno, Nevada, 89501. Our fiscal year end is March 31.

The Offering

Following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the offering" in this prospectus for a more detailed description of the terms of the offering.

Securities being offered	Up to 1,000,000 shares of common stock, par value $0.001
Offering price per share	$0.10
Offering period	The shares are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Maximum possible net proceeds to our company	Up to $85,000
Use of proceeds	We will use the proceeds to pay for capital expenditures, working capital and initial marketing and sales efforts. See "Use of Proceeds."
Number of shares outstanding Before the offering	2,500,000
Maximum possible number of shares outstanding After the offering	3,500,000

We will sell the shares in this offering through Johnny Michel, one of our officers and directors. Mr. Michel intends to offer the shares through advertisements and investment meetings and to friends of our officers and directors.

There is no minimum number of shares that have to be sold in this offering and the shares will be sold on a best efforts basis only. If we do not raise at least $75,000 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

We are not listed for trading on any exchange or an automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.


Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of March 31, 2002 (Audited)
Balance Sheet Total Assets Total Liabilities Stockholders Equity	$ 2,500 $ 2,000 $ 500
Income Statement Revenue Total Expenses Net Loss	$ 0 0 $ 0


RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

RISKS ASSOCIATED WITH OUR COMPANY:

1. We have no operating history and have maintained losses since inception which we expect to continue into the future.

We were incorporated in March 2002 and only just recently completed our business plan to offer integrated marketing services such as advertising design, advertisement placement strategies, advertising sales, branding services, website development, marketing plans, and tools to establish focus groups and media strategies. We have not realized any revenues to date. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $2,000. We expect to incur losses for the foreseeable future; therefore, we may not be able to achieve profitable operations and we may not even be able to generate any revenues. Our management team is new, our advertising and marketing service offerings are limited and our website is currently under development. We will encounter difficulties as an early stage company in the rapidly evolving and highly competitive advertising and marketing services industry. Therefore, the revenue and income potential of our business model is unproven.

2. We will have future capital needs and may not be able to obtain additional funding; as a result, we may not be able to continue operating if we cannot meet these funding requirements.


To achieve and maintain the competitiveness of our services, and to conduct costly marketing activities and infrastructure development, we may need to raise additional funds beyond this offering. Our anticipation of the time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties. Actual results could vary as a result of a number of factors, including those described in these risk factors. Upon completion of this offering, we anticipate being able to meet our needs for working capital and capital expenditures for at least the next 12 months if we raise $100,000. Approximately $15,000 of this will be used to pay our offering expenses leaving $85,000 for working capital, capital expenditures and marketing & sales. However, in order to expand our operations, we may need to arrange for additional funding beyond this amount. We do not have any commitments for such additional funding. We expect to raise additional working capital through offerings of our common stock or through loans. There is no guaranty that we will be able to arrange for equity financings or obtain loans on favorable terms or on any terms at all. If we are not able to raise additional working capital, our ability to expand and raise revenue will be harmed.


3. We rely on the experience of our management to control costs. It is possible that our costs may be greater than we anticipate which will force us to use additional funds to pay unexpected costs. If our costs are significantly more than we anticipate, our ability to earn revenue will be harmed.

We have used reasonable efforts to assess and predict costs and expenses based on our management's experience as well as input from various industry data. However, we have a limited operating history upon which to base predictions. Implementing our business plan may require more employees, equipment, supplies or other expenditure items than we have predicted. Similarly, the cost of compensating additional management, employees and consultants or other operating costs may be more than our estimates, which could result in sustained losses. If we fail to significantly increase revenues from services we offer, or fail to generate revenues from new services we may develop, we will continue to experience losses indefinitely. We also may fail to accurately estimate and assess our increased operating expenses as we grow. If our operating expenses exceed our expectations, our financial performance will be harmed. Extended periods of sustained losses could force us to significantly scale down our operations and could possibly lead to liquidation of the company's assets.










4. We must compete successfully with other sources of advertising and marketing services, including traditional non-Internet sources of such services, in order to generate sufficient revenue to operate profitability.


The market for advertising and marketing services is highly fragmented and intensely competitive. We will be competing with a number of traditional sources of such services to small business operators, including larger, longer-established advertising and marketing firms, independent consultants and other sources. Our competitors include national and international advertising and marketing firms such as BSMG Worldwide, Golin/Harris International, Porter/Novelli International and Weber Public Relations Worldwide. Additionally, some entrepreneurs may create and implement their own advertising programs and marketing strategies. Some of our competitors have substantially greater resources and better name recognition than we do. Increased competition in our region, including the adoption by competitors of their own innovative website formats, could make it more difficult for us to attract clients and earn revenue. Moreover, if our potential clients decide to utilize services of traditional advertising or marketing firms, or we see an influx of new competitors or the expansion of operations by existing competitors, it could be difficult for us to compete. Our inability to compete could reduce our profitability and harm our operating results.


5. We will need to establish, protect, and promote our trade name to operate profitably.


We use the trade name "Integrated Brand Solutions" in connection with our business and plan to use it in connection with our proposed website. Our trade name is not registered with the United States Patent and Trademark Office or any state trademark office. Further, we have not developed a specific trademark to serve as a source identifier for our services. We believe a trademark will be important to our ability to create and sustain demand for our services, our website, and future offerings of advertising space or marketing strategies. Although our operations have not been restricted as a result of any trademark disputes, significant obstacles may arise as we develop our trademark and expand our business into new geographic markets. In addition, it may be determined that our trademark violates the proprietary rights of others. Our trademark may not be upheld if challenged and we may be prevented from using this trademark, which could harm our ability to make a profit.


6. We anticipate that we will initially enter into short-term advertising or marketing contracts with clients that we obtain; if our prospective clients fail to renew their contracts or if we fail to obtain a sufficient number of clients, we may not be able to operate profitably or generate revenues.


We intend to provide a significant portion of our services on a non-recurring, project-by-project basis under contracts of relatively short duration, typically less than one year. Any client that we obtain may be entitled to cancel their contract without notice or on relatively short notice even if we are not in default under the contract. A sudden loss of a significant portion of our clients could negatively impact our ability to generate revenues.


7. Our officers and directors are engaged in other activities and could have conflicts of interest with us, which might deprive us of business opportunities.


The potential for conflicts of interest exists among us and affiliated persons for future business opportunities that may not be presented to us. Our officers and directors engage in other activities. Johnny Michel, our President, Treasurer, and a member of our Board of Directors has been employed since 2000 with Stockhouse Media Corporation as Vice President, Global Marketing. Joseph Nakhla, our Secretary, and a member of our Board of Directors, is employed by Info Touch Technologies Inc. Our officers and directors may have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved. Our officers and directors, however, believe that we will eventually have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct our business.


8. Our success depends on attracting and retaining qualified individuals, without whom we cannot operate our business effectively or profitably. If we are unable to attract and retain qualified individuals, our ability to continue proposed operations will be jeopardized.


To execute our proposed operational plan, we must attract and retain highly qualified personnel. We may need to hire additional personnel in virtually all operational areas, including sales and marketing, finance, accounting, operations, client service and administration. Competition for these personnel is intense especially in the advertising and marketing business. We cannot guaranty that we will be successful in attracting and retaining qualified personnel. We may have difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Failure to attract and retain key personnel could keep us from operating profitably. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we fail to attract new personnel or if we fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

We do not have employment contracts with our key personnel. Therefore, they could terminate their employment with us at any time without penalty. We cannot guaranty that in such an event we would be able to recruit personnel to replace these individuals in a timely manner, or at all, on acceptable terms. Our competitiveness and growth will depend on the continued services of Johnny Michel, our President, Treasurer, and one of our directors. We also will depend on the continued services of Joseph Nakhla, our Secretary and one of our directors for competitiveness and growth. The loss of various members of our management team could harm our business and prospects. For example, any loss of services provided by Johnny Michel or Joseph Nakhla would be particularly detrimental to us because, among other things, the loss would slow our growth and deprive us of their knowledge and experience with offering comprehensive marketing services. We do not maintain key person life insurance on any of our senior management.


9. Because our directors have foreign addresses this may create potential difficulties relating to service of process in the event that you wish to serve them with legal documents.

Neither of our current directors and officers have resident addresses in the United States. They are both resident in Canada. Because our officers and directors have foreign addresses this may create potential difficulties relating to the service of legal or other documents on any of them in the event that you wish to serve them with legal documents. This is because the laws related to service of process may differ between Canada and the US. Similar difficulties could not be encountered in serving the company, proper, since the company's registered address is located in the United States at 502 East John Street, Carson City, Nevada, 89706. In addition, the company's United States counsel are located 4745 Caughlin Parkway, Ste. 200, Reno, Nevada, 89509.


RISKS ASSOCIATED WITH THIS OFFERING:


10. There is no minimum number of shares that must be sold and we will not refund any funds to you.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to carry out our proposed operations. No money will be refunded to you under any circumstances. If we do not raise at least $50,000 in the offering, we will go out of business.



11. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.


Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.


12. Because Messrs. Michel and Nakhla will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be the directors and you may not be able to elect any directors.


Even if we sell all 1,000,000 shares of common stock in this offering, Messrs. Michel and Nakhla will still own 2,500,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs. Michel and Nakhla will be able to elect all of our directors and control our operations.


13. There is no public trading market for our common stock, so you may be unable to sell your shares.


There is currently no public trading market for our common stock. A market may never develop for our common stock. If a market does not develop, it will be very difficult, if not impossible for you to resell your shares.


14. Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.


A total of 2,500,000 shares of stock were issued to our two officers and directors. They paid an average price of $0.001 per share. Subject to the restrictions described under "Future Sales by Existing Stockholders" on page 32 of this prospectus, they will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales may cause the market price of the stock to drop.

CAUTIONARY STATEMENT REGARDING FORWARDING-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

The net proceeds to us after deducting offering expenses of $15,000 will be $85,000 if all of the shares are sold. The first $25,000 raised will be used for offering expenses. We will use the net proceeds as follows:

Amount raised:	$15,000	$50,000	$75,000	$100,000

Allocation
Offering expenses	$15,000	$15,000	$15,000	$15,000
Capital Expenditures	$0	$5,000	$10,000	$10,000
Marketing & Sales	$0	$23,500	$43,500	$68,500
Working capital	$0	$6,500	$6,500	$6,500


Capital Expenditures are the expenditures we plan to make in connection with the purchasing of capital assets necessary to operate our business, including (in order of priority):


    Website design and development - $3,000
    Computers and equipment - $7,000


Marketing & Sales Expenditures are those expenditures we plan to make in connection with hiring of employees and consultants as well as our marketing and sales efforts, including (in order of priority):


    Employees/consultants - we anticipate that we will need to hire at least one employee/consultant at a monthly salary of $2,000 plus commission, if any. In the event that we are able to do so, we intend to hire more than one employee/consultant. Our employees/consultants will be responsible for marketing our services to prospective clients as well as providing or assisting in providing our services directly to any clients obtained.
    Marketing & Sales Materials and Advertising - we anticipate that we will need to spend at least $19,500 - this includes costs of printing brochures and maintaining advertising in relevant publications as well as on the Internet.


Working capital is the cost related to operating our office. We estimate that $6,500 of working capital will last our company one year. The amount includes sufficient funds for one year's worth of rent under our sublease agreement with Alpha Beta Developments Ltd. Our monthly rent is $500 and includes telephone and utilities, printing, faxing, high-speed Internet service and the shared use of secretarial services two days per week. We have allocated the remaining $500 of working capital for miscellaneous administrative expenses such as office supplies, postage and delivery charges that we may incur during the year. There is no relationship between us and Alpha Beta Developments Ltd. other than as tenant and landlord.


While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgment of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

- our lack of operating history

- the proceeds to be raised by the offering

- the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders

- our relative cash requirements

- the price we believe a purchaser is willing to pay for our stock

See "Plan of Distribution; Terms of the Offering."

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares new investors purchase is also a result of the lower book value of the shares held by our existing stockholders.


As of March 30, 2002, the net tangible book value of our shares of common stock was $500 or approximately NIL per share based upon 2,500,000 shares outstanding.



Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 3,500,000 shares to be outstanding will be $100,500, or approximately $0.03 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.03 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.03 per share.



Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 3,250,000 shares to be outstanding will be $75,500, or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.02 per share.



Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $50,500, or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.02 per share.



Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 2,750,000 shares to be outstanding will be $25,500, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.01 per share.


After completion of this offering, if 1,000,000 shares are sold, new investors will own approximately 29% of the total number of shares then outstanding for which new investors will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 71% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totaling $2,500, or approximately $0.001 per share.

After completion of this offering, if 750,000 shares are sold, new investors will own approximately 23% of the total number of shares then outstanding for which new investors will have made a cash investment of $75,000, or $0.10 per share. Our existing stockholders will own approximately 77% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totaling $2,500, or approximately $0.001 per share.

After completion of this offering, if 500,000 shares are sold, new investors will own approximately 16% of the total number of shares then outstanding for which new investors will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 84% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totaling $2,500, or approximately $0.001 per share.

After completion of this offering, if 250,000 shares are sold, new investors will own approximately 9% of the total number of shares then outstanding for which new investors will have made a cash investment of $25,000, or $0.10 per share. Our existing stockholders will own approximately 91% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totaling $2,500, or approximately $0.001 per share.

The following table compares the differences of new investors' investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS
Price per share	$0.001
Net tangible book value per share before offering	$NIL
Net tangible book value per share after offering	$0.03
Increase to present stockholders in net tangible book value per share after offering	$0.03
Capital contributions	$2,500
Number of shares outstanding before the offering	2,500,000
Number of shares after offering held by existing stockholders	2,500,000
Percentage of ownership after offering	71%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
Price per share	$0.10
Dilution per share	$0.07
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	29%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$75,000
Number of shares after offering held by public investors	75,000
Percentage of ownership after offering	23%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	26%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	9%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of no more than 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through Johnny Michel, one of our officers and directors. Mr. Michel will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them our common stock. Mr. Michel will receive no commission from the sale of any shares. Mr. Michel will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Michel has not sold and will not sell our securities during the periods described, except pursuant to this offering. Mr. Michel is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Michel is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Michel has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Michel intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and in a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for a period of up to 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

- execute and deliver a subscription agreement;

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "INTEGRATED BRAND SOLUTIONS INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

Our officers and directors will not be purchasing any of the shares of common stock offered by us in this offering. We and our distribution participants will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Exchange Act. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

BUSINESS

General

The company was incorporated in the State of Nevada on March 20, 2002 and has only just commenced operations. We maintain our statutory registered agent's office at 502 East John Street, Carson City, Nevada, 89706 and we rent office space located at #1208 - 1030 West Georgia Street, Vancouver, British Columbia, Canada V6E 4Y3. Our telephone number is (604) 662-7900. Our offices are leased from Alpha Beta Developments Inc. on a month-to-month basis and our monthly rental is $500.

Our Business


We are based in Vancouver, British Columbia, Canada. We specialize in offering integrated marketing services while assisting companies in describing their products or services. Specifically, we assist companies in using marketing tools such as public relations, advertising, branding, direct mail, collateral development, electronic communication and promotion as tools to increase product and service awareness. We seek to offer quality marketing strategies and services at competitive rates. We hope to provide effective marketing strategies and marketing support services, such as ad design, ad placement strategies, advertising sales, branding, website development (focusing on the layout and design aspects only - we will not do any programming), marketing plans, focus groups, and media buying. We hope to undertake an aggressive growth campaign to expand our business if circumstances permit. Our business will consist of four primary services:

    public relations (PR) and event promotions (EP) - PR services include advice in respect of PR techniques such as product tampering, strikes and plant closures, mergers and acquisitions, and sensitive stakeholder communications; EP services include event management, sponsorship development, media coverage, and advertising services;
    collateral business development, such as preparing newsletters, brochures, & establishing direct mail campaigns - our services in this area also range from advice in respect of product tampering, strikes and plant closures, mergers and acquisitions, to sensitive stakeholder communications; in addition, we will assist with new business development and strategic alliances; ensuring long term viability of business plans and objectives in the competitive landscape;
    advertising services - our services will include media research and planning; developing advertising strategies; negotiating media buys and contracts; media placement; and audience reach and frequency reports;
    branding services - our services in respect of branding include assisting with the development of new brands and repositioning of existing ones; creating adverting strategies to enhance and strengthen brand loyalty and reach;
    marketing services - our services in respect of marketing will encompass all of the above as it relates to the selling of products to consumers - i.e. developing selling strategies and researching market niches.


We believe our primary strength is in public relations, business development and branding services. Johnny Michel, our President and a member of our Board of Directors has substantial experience and awards in these activities. We believe that clients will be attracted to us because of the reputation of our directors and because of our competitive prices, and because we believe we can work well with in-house marketing staffs. We have recently developed a plan for an Internet consulting service. We have structured our Internet consulting service with a view toward creating web pages for a variety of businesses, associations, and other commercial ventures. We will assist our clients in developing websites that maximize each individual client's marketing potential.


Despite the fact that we currently have no equipment or assets and no employees (other than our officers who devote limited time to our business) we will be able to provide all of the services we describe because, upon completion of this offering, we will purchase equipment necessary to run our business and hire at least one employee/consultant (as described above). In addition, our officers and directors are very experienced in the field of marketing and advertising and intend to devote more of their professional time to our operations as our proposed business operations increase.


Our Proposed Website

We also plan to design and develop our own website. We anticipate that our website will initially be developed as a corporate presence and will eventually be used for marketing our advertising capabilities and services in the British Columbia and Washington regions. We hope to expand our operations as we obtain revenues. However, if revenues do not increase, it will be difficult for us to expand. We intend to design an attractive, user-friendly website which will provide prospective clients with a complete listing of our available services and samples of our successful advertising and marketing campaigns. After our website is operational, we expect to focus on expanding the scope of our Internet presence. We hope to achieve such expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. We do not currently have adequate financial resources to conduct such registration. There is no guaranty that we will ever have sufficient funding to register with a search engine.

Target Markets and Marketing Strategy

We believe that our primary target market will consist of established businesses, associations and agencies with revenues and proven track records. We will focus our marketing efforts on businesses which have a need for public relations, advertising, collateral development, and other forms of marketing services. We anticipate that our primary client base will consist of:

    expos, trade shows and consumer shows;
    businesses and associations selling consumer products;
    dot com companies and Internet startups; and
    service businesses.

As discussed above, we anticipate that we will market and promote our services on the Internet. Our marketing strategy is to promote our services and attract potential clients to our proposed website. Our marketing initiatives will also include the following:

    utilizing direct-response print advertisements placed primarily in small business, entrepreneurial, and related special interest magazines;
    establishing links to entrepreneurial focused websites;
    advertising by television, radio, banners, affiliated marketing and direct mail;
    establishing our presence at industry tradeshows; and
    entering into relationships with other website providers to increase access to Internet business consumers.

With a well-designed marketing and advertising strategy, we believe that our prospective clients will be more effective in maximizing their profitability. We believe that many small companies lack the capacity to formulate effective advertising and marketing strategies and to create brand recognition, and that in today's market, small businesses need the most effective advertising, marketing and branding strategies to become and stay competitive. We believe that effective advertising and marketing strategies are key to survival and success in the current business environment.

Growth Strategy


Our objective is to become a provider of business marketing and advertising services in British Columbia and Washington and, eventually, beyond. We plan to achieve this by using the following:


    a computer network designed to streamline the delivery and access to our services;
    additional office space and staff;
    marketing programs designed to advertise our services and increase our exposure to the business community; and
    our proposed website.


We anticipate hiring additional staff, installing computers and launching a professionally designed website to attract new clients. We also hope to establish office facilities in the Lynden, Washington area designed to accommodate additional staff and compliment our Vancouver office. We plan to hire one or possibly two marketing representatives. We will seek an individual experienced in creating marketing strategies for small businesses, including writing proposals, and developing and implementing ongoing marketing ideas.


Competition

The market for comprehensive advertising and marketing services is highly fragmented and intensely competitive. In order to compete effectively in the advertising and marketing services industry, a company must provide a wide range of quality services and products at a reasonable cost. The changing business environment has also produced an evolving range of strategic and operating options for small businesses entrepreneurs, many of whom are unfamiliar with the requirements of day-to-day business operations. In response, business-consulting firms are formulating and implementing new strategies and tactics, including developing ancillary products and services as well as engaging in target marketing programs. In providing our services, we will likely compete with national and international advertising and marketing firms such as BSMG Worldwide, Golin/Harris International, Porter/Novelli International and Weber Public Relations Worldwide, as well as local ad agencies in Seattle, Washington such as Advision and in Vancouver, British Columbia such as Grey Worldwide Northwest.

Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, pay higher prices for the same opportunities or develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for advertising and marketing services. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives.

While we will compete with traditional "brick and mortar" providers of advertising and marketing services, once we design and establish our website, we will also compete with other Internet-based companies and businesses that have developed and are in the process of developing websites which will be competitive with the services developed and offered by us. We cannot guaranty that other websites or services which are functionally equivalent or similar to our proposed website or services have not been developed or are not in development. Many of these competitors have greater financial and other resources and more marketing and sales experience than we have.

Our Intellectual Property


We currently do not own a web domain name, though we plan to acquire one in the future. Because of the way web domain name registration occurs, if we obtain a particular domain name in the future, no one else can obtain an identical domain name under current registration practices, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe upon or otherwise decrease the value of our domain names.


We also do not presently own any patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain intellectual property protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that we may not be able to protect. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

    these agreements will not be breached;
    we would have adequate remedies for any breach; or
    our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Government Regulation

We are subject to federal, state provincial and local laws and regulations applied to businesses generally. In all jurisdictions, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licenses and approvals, and to implement regulations. Licenses may be denied or revoked for various reasons, including the violation of such regulations, conviction of crimes and the like.

Possible sanctions which may be imposed include the suspension of individual employees, limitations on engaging in a particular business for specified periods of time, revocation of licenses, censures, redress to clients and fines.

We believe that we are in conformity with all applicable laws in all relevant jurisdictions. We may be prevented from operating if our activities are not in compliance and must take action to be in compliance with any federal, state, province or local regulation.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations.

Our Research and Development

We are not currently conducting any research and development activities other than the development of our proposed website. We do not anticipate conducting such activities in the near future.


We have not made any research and development expenditures in the past two years.


Employees

As of April 17, 2002, we had no employees other than our officers. We are not a party to any collective bargaining agreements. We have not entered into any employment agreements with any of our executives. However, we anticipate entering into employment contracts with Johnny Michel. We have not negotiated the specific terms or conditions of any such agreements. We anticipate that we will enter into employment agreements when, and if, our revenue production justifies such agreements. We do not currently anticipate that we will hire any employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will also use the services of independent contractors and consultants to support our business development. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified technical and managerial personnel.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a start-up company offering integrated marketing services while assisting companies in describing their products or services. We have not yet generated or realized any revenues from our proposed business operations.

In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to our offering expenses and then to pay ongoing software development and marketing costs. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Limited Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are a start-up marketing services company and have not generated any revenues from our proposed operations so far. We may not be successful in our proposed business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our interests, and possible cost overruns due to price and cost increases in services.

We are seeking equity financing in this current offering in order to hire additional staff, make capital expenditures and for working capital. We may need to obtain more financing in the future. We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Plan of Operation

Over the next twelve months, we intend to commence the development of our corporate website, initiate our marketing and sales efforts, hire additional staff and commence operations. If we raise the maximum of $100,000 in this offering, we believe that we can pay our offering expenses and satisfy our cash requirements without having to raise additional funds in the next twelve months. If we raise less than $100,000 we may have to raise additional financing or we may not be able to continue our proposed business operations. Until completion of this offering, we believe that our officers and directors will contribute funds to pay for our expenses because of their significant equity ownership in us. However, our officers and directors are not obligated to pay our expenses and they may be unable to do so. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 2,500,000 shares of our common stock. We believe that our officers and directors will continue to pay our expenses as long as they maintain their ownership of our common stock. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues.

We do not expect to purchase or sell any plant or significant equipment. We will lease server space needed for hosting our proposed website.

We expect that we will only increase our number of employees by two during the next twelve months.


The following sets out our business plan milestones, the steps necessary to accomplish each milestone, the time for reaching each milestone in months and the anticipated costs of each step (and how the costs will be financed):

    Establish Website - this milestone will take approximately 2 to 3 months to complete and will commence upon completion of this offering - the following steps will be required:
      Website design and development - this will cost approximately $3,000, which amount will be financed through funds received in this offering;
      Obtain hosting for website - this will be approximately $50 per month, which amount will be paid from proceeds of this website.
    Purchase computers and equipment for our office - this milestone will take approximately 1 month to complete and will commence upon completion of this offering - this will cost approximately $7,000 which amount will be financed through funds received in this offering - the following steps are required:
      Determine necessary equipment and price equipment available;
      Purchase equipment.
    Hire employees/consultants - we anticipate that we will need to hire at least one employee/consultant at a monthly salary of $2,000 plus commission, if any. In the event that we are able to do so, we intend to hire more than one employee/consultant. Our employees/consultants will be responsible for marketing our services to prospective clients as well as providing or assisting in providing our services directly to any clients obtained. To achieve our initial milestone of hiring one employee will take approximately 1 to 2 months on completion of this offering. The funds for this will be paid from proceeds of this offering - steps required:
      Seek out possible candidates - weeks 1 and 2;
      Review resumes of prospective employees - week 2;
      Interview prospective candidates - week 3;
      Hire at least one employee (or more if possible) - week 4;
      Orientation and training of employees - weeks 5, 6, 7 and 8
    Marketing & Sales Materials and Advertising - we anticipate that we will need to spend at least $19,500 - this includes costs of printing brochures and maintaining advertising in relevant publications as well as on the Internet - we estimate that this milestone will take approximately 2 to 4 months and will be ongoing - the following steps are required:
      Design, layout and printing of marketing materials - we estimate that this process will take 1 month and will cost approximately $12,000 which amount will be payable from proceeds of this offering;
      Advertising - we will need to determine in which publications to advertise and to place ads in respect of our services - we have budgeted approximately $7,500 initially - we anticipate paying this amount from proceeds of this offering and then paying ongoing advertising costs out of our revenues.
    Launch of Services - we expect to launch our services within 4 months of completion of this offering, subject to completing the above milestones first - we expect that we will be able to generate revenues almost immediately upon launching. Typical billing for our services will require our clients to pay a 50% retainer up front and then 50% due upon completion of the particular service/task.


Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 2,500,000 shares of common stock through a Section 4(2) offering on March 18, 2002. This was accounted for by payment of cash of $2,500.

Our material commitments for capital expenditures include offering expenses in the estimated amount of $15,000. We require funds from this offering to pay all of these costs. However, we anticipate that any administrative or other costs such as legal and accounting fees, rent, printing, phone services and so forth which must be paid prior to completion of this offering will be paid by the directors in the form of short-term advances on behalf of the company.


As of March 30, 2002, our total assets were $2,500 and our total liabilities were $2,000.


MANAGEMENT

Officers and Directors

Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address:	Age:	Position(s):
Johnny Michel 302 - 1238 Homer Street, Vancouver, British Columbia, Canada V6B 2Y5	40	President, Treasurer and member of the Board of Directors
Joseph Nakhla 1104 - 6175 Nelson Avenue, Burnaby, British Columbia, Canada V5H 4E7	28	Secretary and member of the Board of Directors

The persons named above have held their offices/positions and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Johnny Michel has been our President, Treasurer and a member of our board of directors since inception. Mr. Michel will devote approximately 5% of his professional time to our business.


2002 to present: President, Johnny Michel Consulting Inc., providing marketing and branding strategies.



2000 to 2002: Vice President, Global Marketing, Stockhouse Media Corporation - Stockhouse is a private company that owns and operates an international network of online financial services websites. Stockhouse has offices and websites in markets around the world including the USA, Canada, Australia, Hong Kong, Singapore, Japan and the UK. Responsibilities include creating and maintaining a global marketing and advertising strategy; developing marketing initiatives to attract new users and advertisers; managing advertising and media expenditures, and developing new media products; initiating strategic partnerships and alliances worldwide; developing budget and revenue models; and managing a staff of over 50 people.



1997-2000: Vice President, Production and Brand Communication, BCTV and CHEK-TV, a television network in British Columbia, Canada. At BCTV and CHEK-TV, Mr. Michel was responsible for creating and maintaining advertising and marketing strategies; developing concepts and strategies for multiple brands and news programming; managing a staff of 30 individuals; overall responsibility for graphics, program production, community service and PR departments; and management of media budgets, profit/ loss accountability, and contract negotiations; acting as Executive Producer for all major program productions.


1994-1997: Executive Producer, Production and On-Air Creative, BCTV - Mr. Michel was responsible for promotions, brand management and program development; supervision of all creative departments including producers, copywriters, and designers; management of a staff of 15; initiation and development of new program concepts and production parameters; development and implementation of budgets, media plans, contract negotiations.

1992-1993: Director of Creative Services, Global Television Network (Western Canada) - Mr. Michel was responsible for the creation, design, and implementation of strategic brand identity campaigns for western Canadian stations; management of budgets, creative staff, and contract negotiations; and development of strategic creative direction for various entertainment and news programming.

1990-1992: Director of Creative Services, U-TV (CKVU Television, Global Television Network) - Mr. Michel was responsible for the creation of U-TV's highly successful brand identity; developing programming and marketing campaigns with strategic focus on market position; and overall responsibility for on-air presentation, creative direction to a staff of 12

Producer/Director - Mr. Michel has produced and/or directed the following productions:

1990 "U-Tonight"
U-TV, CKVU Television
Developed, produced and directed a daily half-hour entertainment program

1990 "Acting Crazy"
Global Television Network
Directed a 65 half-hour game show series

1988-1989 "WestCoast"
U-TV, CKVU Television
Produced and directed a daily half-hour news magazine program

1989 "Out Of My Mind"
Global Television Network
Produced and directed a 13 half-hour comedy series

1988-1992 "Children's Miracle Network Telethon"
U-TV, CKVU Television
Director and creative consultant

1986-1987 "TGIF" & "Video Gallery"
U-TV, CKVU Television

Marketing Campaign Awards (1990 - 2000) - Mr. Michel has received the following awards for his work in marketing and advertising:

Promax International	20 Gold, 18 Silver
Promax Best in the World	Gold Award
CanPro (Canadian Program & Promotion)	24 Gold, 19 Silver
CAB (Canadian Association of Broadcasters)	11 Gold, 12 Silver
Mobius Awards	1 Gold
New York Festivals	1 Bronze, 1 Finalist

Joseph Nakhla has been our Secretary and a member of our board of directors since inception. Mr. Nakhla will devote approximately 5% of his professional time to our business.


May 2000 to Present: Mr. Nakhla is the Chief Marketing Officer of Info Touch Technologies Corp., a public company on the Canadian Venture Exchange that develops and manufactures Internet kiosks (i.e. portable terminals), where he is responsible for the management and expansion of the sales and marketing department, and the corporate direction and development of the company.



May 2000 to Present: Mr. Nakhla is a director of Corra Capital, a CDNX (i.e. "Canadian Venture Exchange" which is a junior stock exchange in Canada, now referred to as the "TSX Venture Exchange") public company. Corra Capital is engaged in the business of developing and manufacturing global positioning technologies.


May 1998 - May 2000: Mr. Nakhla was the vice president of sales and marketing at Info Touch Technologies Corp.


Prior to joining Info Touch, Mr. Nakhla managed the sales and marketing of the Global Positioning System division of Butler Survey equipment. With extensive experience in building global positioning networks, Mr. Nakhla worked with utilities and engineering firms in North and Central America.


Mr. Nakhla studies Civil and Structural engineering at British Columbia Institute of Technology (BCIT) and is currently enrolled in the Bachelor of Technology Management Program at BCIT.

Conflicts of Interest


Mr. Nakhla is presently employed by a company that is not a competitor of our company. Info Touch Technologies Corp. develops and manufactures portable Internet terminals (i.e. kiosks). Mr. Michel is presently employed by his own consulting company which is a competitor. Mr. Michel intends to remain employed with his own consulting company until we are able to commence operations.



We believe that our directors and officers will be subject to any other conflicts of interest than those disclosed above other than in their devotion of time to projects that do not involve us.


EXECUTIVE COMPENSATION

Summary Compensation

Our officers and directors have received no compensation to date and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

We do not have any plans to pay our directors any money. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors.

We do not expect to pay any cash salaries to our officers until such time as we generate sufficient revenues to do so.

Indemnification

Pursuant to our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be, assuming completion of the sale of all shares in this offering. Shares will be sold on a best efforts basis only and it may be the case that less than all or even no shares will be sold in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner [1]	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership After Offering	Percentage of Ownership If No Shares Sold in the Offering
Johnny Michel 302 - 1238 Homer Street, Vancouver, BC, Canada V6B 2Y5	1,250,000	1,250,000	35.5%	50%
Joseph Nakhla 1104 - 6175 Nelson Avenue, Burnaby, BC, Canada V5H 4E7	1,250,0000	1,250,000	35.5%	50%
All Officers and Directors as a Group	2,500,000	2,500,000	71%	100%


[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Michel and Nakhla are the only "promoters" of our company.


Future Sales by Existing Stockholders

A total of 2,500,000 shares of common stock were issued to the existing stockholders, all of which are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal rateable rights to dividends from funds legally available if and when as and if declared by our board of directors;

- are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

- are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.


All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.


Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the maximum number of shares are sold, the present stockholders will own approximately 71% of our outstanding shares. If no shares are sold under the offering, the present stockholders will own 100% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. Also, the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. As a result, fewer broker-dealers are willing to make a market in our stock and it may effect the level of news coverage you receive.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent for our securities immediately prior to the date this prospectus is declared effective.

CERTAIN TRANSACTIONS

The company was incorporated in the State of Nevada on March 20, 2002.

On March 29, 2002 we issued a total of 2,500,000 shares of restricted common stock to Johnny Michel, and Joseph Nakhla, officers and directors of our company. This was accounted for by payment of cash of $2,500.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to March 30, 2002, included in this prospectus have been audited by Malone & Bailey, PLLC, as set forth in their report included in this prospectus.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters have been passed on by Sutton Law Center, a Professional Corporation, Reno, Nevada.

FINANCIAL STATEMENTS


Our fiscal year end is March 31. Our financial statements are prepared by the management of our company and certified by an Independent Auditor.


Our audited financial statement from inception to March 31, 2002 immediately follows:

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Integrated Brand Solutions, Inc.
Vancouver BC, Canada

We have audited the accompanying balance sheet of Integrated Brand Solutions, Inc. as of March 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the period from March 18, 2002 (Inception) through March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Brand Solutions, Inc. as of March 31, 2002, and the results of its operations and its cash flows for the period from March 18, 2002 (Inception) through March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com

June 17, 2002

INTEGRATED BRAND SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

March 31, 2002
ASSETS

Current assets
Cash	$ 2,500
Total current assets	$ 2,500

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued expenses	$ 2,000
Total current liabilities	2,000

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $.001 par value, 25,000,000 shares Authorized 2,500,000 shares issued and outstanding	2,500
Deficit accumulated during the development stage	(2,000)
Total Stockholders' Equity (Deficit)	500
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,500

See accompanying summary of accounting policies and notes to financial statements.

INTEGRATED BRAND SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

For the Period March 18, 2001 (Inception) through March 31, 2001

General and administrative	$ 2,000

Net loss	$ 2,000

Net loss per share:
Basic and diluted	$0.00

Weighted average shares outstanding:
Basic and diluted	2,500,000

See accompanying summary of accounting policies and notes to financial statements.

INTEGRATED BRAND SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Period from March 18, 2002 (Inception) through March 31, 2002

	Common stock		Deficit accumulated during the development stage	Total
	Shares	Amount
Issuance of common stock for cash	2,500,000	$ 2,500	$ -	$ 2,500
Net loss	-	-	(2,000)	(2,000)
Balance, March 31, 2002	2,500,000	$ 2,500	$ (2,000)	$ 500

See accompanying summary of accounting policies and notes to financial statements.

INTEGRATED BRAND SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

For the Period March 18, 2002 (Inception) through March 31, 2002

CASH FLOWS FROM OPERATING ACTIVITES:
Net loss	$ (2,000)
Adjustments to reconcile net loss to cash used in operating activities:
Changes in current assets and liabilities:
Accrued expenses	2,000
NET CASH USED IN OPERATING ACTIVITIES	-
CASH FLOWS FROM FINANCING ACTIVITES:
Issuance of common stock	2,500
NET INCREASE (DECREASE) IN CASH	2,500
Cash, beg. of period	-
Cash, end of period	$ 2,500

See accompanying summary of accounting policies and notes to financial statements.

INTEGRATED BRAND SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of business. Integrated Brand Solutions, Inc. ("Integrated") was incorporated in Nevada on March 18, 2002, to become an integrated marketing services company. Integrated plans on offering marketing services such as advertising design, advertisement placement strategies, advertising sales, branding services, web site development, and marketing plans. Integrated wants to become a source for advertising and integrated marketing and branding services while assisting companies in describing their products and services.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Accrued expenses consist of unbilled professional expenses.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - COMMON STOCK

At inception, Integrated issued 2,500,000 shares of stock to its two founding shareholders for cash.

NOTE 3 - RELATED PARTY TRANSACTIONS

Integrated neither owns nor leases any real or personal property. An officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Until ___________________, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS


SUMMARY OF PROSPECTUS                                                        5
RISK FACTORS                                                                       6
RISKS ASSOCIATED WITH OUR COMPANY                                        6
RISKS ASSOCIATED WITH THIS OFFERING                                        10
USE OF PROCEEDS                                                                   11
DETERMINATION OF OFFERING PRICE                                           12
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES                          12
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING                            14
BUSINESS                                                                             16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION     20
MANAGEMENT                                                                      23
EXECUTIVE COMPENSATION                                                        26
PRINCIPAL STOCKHOLDERS                                                       27
DESCRIPTION OF SECURITIES                                                      28
CERTAIN TRANSACTIONS                                                           29
LITIGATION                                                                         29
EXPERTS                                                                             29
LEGAL MATTERS                                                                    29
FINANCIAL STATEMENTS                                                            F-1-F-6


INTEGRATED BRAND SOLUTIONS, INC. PROSPECTUS 1,000,000 SHARES OF COMMON STOCK ______________, 2002

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$50.00
Accounting Fees and Expenses	$2,000.00
Legal & Consulting Fees/Expenses	$9,000.00
Blue Sky Fees/Expenses	$2,500.00
Transfer Agent Fees	$1,200.00
Miscellaneous Expenses	$250.00
TOTAL	$15,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Johnny Michel 302 - 1238 Homer Street, Vancouver, BC, Canada V6B 2Y5	March 18, 2002	1,250,000	$1,250 cash
Joseph Nakhla 1104 - 6175 Nelson Avenue, Burnaby, BC, Canada V5H 4E7	March 18, 2002	1,250,000	$1,250 cash

We issued the foregoing restricted shares of common stock to Messrs. Michel and Nakhla pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Michel and Nakhla are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B.


Exhibit No.	Document Description
* 3.1	Articles of Incorporation
* 3.2	Bylaws.
* 4.1	Specimen Stock Certificate
* 5.1	Opinion of Sutton Law Center regarding the legality of the Securities being registered.
5.1.1	Opinion of Sutton Law Center regarding the legality of the Securities being registered.
* 23.1	Consent of Malone & Bailey, PLLC.
* 23.2	Consent of Sutton Law Center (included in Exhibit 5.1)
23.2.1	Consent of Sutton Law Center (included in Exhibit 5.1.1)
* 99.1	Subscription Agreement.
* Previously filed with our SB-2 Registration Statement on July 5, 2002


ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 27th day of August, 2002.


INTEGRATED BRAND SOLUTIONS INC.

BY:   /s/ Johnny E. Michel_______
 Johnny E. Michel, President

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Johnny Michel, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature	Title	Date
/s/ Johnny E. Michel____ Johnny E. Michel	President, Treasurer, Principal Executive Officer, Principal Accounting Officer and member of Board of Directors	August 23, 2002
/s/ Joseph Nakhla____ Joseph Nakhla	Secretary and member of Board of Directors	August 23, 2002
